Exhibit 99.1

United American Petroleum Corp. provides drilling update on its Gabriel #16 new drill on the Gabriel Lease, in Bastrop County, Texas

Austin, TX—January 13, 2012 – United American Petroleum Corp. (OTCBB: UAPC.OB) is pleased to announce that we rigged up  on the staked Gabriel #16  location in Bastrop County, Texas, and spud the well December 18, 2011. Currently, we have drilled to a total depth of 3,060 ft.  United’s main objective in this well is the Serpentine formation, which is anticipated to be encountered throughout the next 140’. United is utilizing a workover rig and industrial compressor to “air drill” the last 140’ of anticipated payzone (Serpentine formation) in an effort to maximize production, while minimizing potential zone contamination typically encountered in conventional drilling methods with mud. The well will be drilled to a total depth of 3200’+/- to test the Serpentine mound, which is prolific in the area. In a 4 county area, within a 200 mile radius to the east of Austin, Texas, there are more than 35 Serpentine oil fields.

Ryan Hudson, United’s Chief Operating officer stated, “Drilling of the Gabriel 16 well has commenced and is progressing as expected. We are currently ahead of schedule and are anticipating significant production results. To date, we have reached a depth of 3,060’ and expect to complete the well to a total depth of 3,200’ in January, 2012. To date, we have seen encouraging signs of hydrocarbons (oil shows) through data obtained from muddlogging the well throughout the drilling process. This means we could not only encounter our main objective in the Serpentine formation but could as well have other potential payzones of interest within the Gabriel #16 wellbore that can be explored at a later time.”

Geology Background

The Serpentine is a mineral derived from underwater volcanoes 65 million years ago in the Austin Chalk seas. Molten lava was injected underwater into the chalk sediment, instantly reacting with and vaporizing the water. The Serpentine is green in color, heavily fractured, with physical properties much like talc, and has nearly the same chemical composition. These volcanic mounds are discreet, individual cone-shaped mounds ranging in size from 300 to 1,200 acres, and are 200 to 600 feet thick on the crest. Due to the explosive nature of their deposition, these mounds are highly fractured with porosity ranging from 0 to 37%, with an average of 24%, and permeability ranging up to 570 md. from the core.

We believe our understanding of the composition and characteristics of these rocks allows United to utilize precision and extremely sensitive magnetic detection instruments that can detect and record minute variations in the earth’s magnetic field. The combination of this geophysical survey, along with conventional well logs, helps to allow us to identify and properly locate these Serpentine mounds with over 95% accuracy.

Production History

The first mound, Thrall field, was discovered in 1915 at a depth of 800’, and produced over 2.3 million BO from primary production before becoming depleted from 427 acres. Another mound, Lyton Springs, discovered in 1925, produced over 9.8 million BO from primary production from 1,385 acres.

Initial well production was high, averaging hundreds of barrels of oil per day, but quickly declined to typically 20% to 40% of the initial production rate per month. Well life is generally less than 2 to 3 years under primary recovery, however, it has been proven that under correct enhanced recovery, wells can produce for up to 30 years at significant sustainable rates.

Reserves Production Probability

The oil production in Serpentine fields was published by Humble (Exxon) in 1963, concerning its Hilbig Field, Bastrop County, Texas. The Hilbig Field recovered over 6.6 million BO from 300 acres with an average Serpentine thickness of 152’ thick, or 142 BO per ac. ft. (acre foot =1 acre, 1 foot deep).

Using the same oil recovery ratio as Hilbig of 142 BO / ac. ft., United’s estimate would exceed 4 million barrels of recoverable oil on its Bastrop County lease. We believe this estimate is in line with other pressure data that indicates there could be up to 2 to 5 million barrels of recoverable oil. Over 160 acres were identified with good magnetic signatures, which could have Serpentine zones greater than 150’ thick, and 72 acres were identified where the Serpentine formation could be greater than 200’ thick. Based on these estimates, full field development will require the drilling of at least 15 wells to recover this volume.

We believe each well is expected to recover up to 225,000 BO, of which 26,500 BO will be from primary recovery, and the remaining 198,500 BO due to pressure maintenance. Two or three compressors will eventually be needed to fully pressurize the field, with each compressor having an output pressure of 1,500 psi.

For additional information regarding the Company’s operations, projects, management team and other valuable information, please visit the Company’s web site at www.unitedamericanpetroleum.com. To be placed on the Company’s master email list and receive future press releases, progress reports and developments, please send an email to ir@unitedamericanpetroleum.com or contact Investor Relations at +1 855-PETROL-1

About United American Petroleum Corp.

United American Petroleum Corp. is an independent exploration, development, acquisition, production, and operating company engaged in advanced exploration, drilling and completion techniques to explore for, produce and develop domestic oil and natural gas reserves.  The Company’s strategy centers on increasing shareholder value through actively pursuing and developing high-potential acquisitions for drilling and production while maintaining a prudently managed balance sheet.   The Company’s main current projects are in Texas, however, additional acquisitions may encompass active plays throughout the United States.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential” reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC.

Contact:

United American Petroleum Corp.
Barry Gross
+1 855-PETROL-1
ir@unitedamericanpetroleum.com
info@unitedamericanpetroleum.com